EXHIBIT 4.14



                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT (this "Agreement") made as of the 1st day of October, 1998, among GLOBAL TELECOMMUNICATION SOLUTIONS, INC., a Delaware corporation ("GTS"), PENNSYLVANIA MERCHANT GROUP, a Delaware corporation (the "Agent") and the persons listed on the signature pages hereto (the "Investors").

                                    RECITALS:

         GTS is offering (the "Offering") for sale of 1,198,000 shares of its Common Stock, $.01 par value per share (the "Shares"), pursuant to a Private Placement Memorandum dated September 18, 1998 (the "Memorandum").

         The execution and delivery of this Agreement is a condition to the offering of the Shares pursuant to the Memorandum.

         NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the federal securities law.

                  "Common Stock" shall mean the Common Stock, $.01 par value, of GTS.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as shall be in effect at the time.

                  "Registration Expenses" shall mean the expenses so described in Section 8 hereof.

                  "Restricted Stock" shall mean the shares of Common Stock purchased by the Investors pursuant to the Memorandum and any shares of Common Stock or other securities of GTS received as a stock dividend or other distribution in respect to the Shares.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as shall be in effect at the time.



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                  "Selling Expenses" shall mean the expenses so described in
Section 8 hereof.

         2. Restrictive Legend. Each certificate representing the Shares and, except as otherwise provided in Section 3 hereof, each certificate issued upon exchange or transfer of any of the Shares, shall be stamped or otherwise imprinted with a legend substantially in the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THE SECURITIES MAY BE MADE UNLESS
            (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION REASONABLY SATISFACTORY TO THE COMPANY FROM COUNSEL FOR THE COMPANY OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE COMPANY HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A "NO-ACTION" LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION.

         3. Notice of Proposed Transfer. Prior to any proposed transfer of any Shares or Restricted Stock (other than under the circumstances described in Sections 4 or 5 hereof), the holder thereof shall give written notice to GTS of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by GTS, shall be accompanied by an opinion of counsel satisfactory to GTS to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon such holder shall be entitled to transfer such securities in accordance with the terms of its notice. Each certificate representing the Shares or the Restricted Stock transferred as provided by this Section 3 shall bear the legend set forth in Section 2 hereof, except that no such certifi cate shall bear such legend if (i) such transfer is in accordance with the provisions of Rule 144(k) or any other rule permitting public sale without registration under the Securities Act or (ii) the opinion of counsel referred to in Section 2 hereof is to the further effect that the transferee and any subsequent transferee (other than an affiliate of GTS) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

         4.       Required Registration.

                  (a) Within 60 days after the Closing Date (as defined in the Memorandum) of the Offering, GTS shall use its best efforts to register under the Securities Act all of the shares of Restricted Stock; provided, however, that GTS shall not be obligated to effect any registration statement with respect to Restricted Stock under this Section 4 if, in the opinion of counsel satisfactory to GTS and to the holders of such Restricted Stock, the proposed transfer may be effected without registration under the Securities Act and any certificate evidencing the shares to be transferred need not bear a restrictive legend.

         5. Registration Procedures. If and whenever GTS is required by the provisions of Sections 4 or 5 hereof to effect the registration of any shares of Restricted Stock under the Securities Act, GTS will use its best efforts, as expeditiously as possible, to:

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                  (a) prepare and file with the Commission a registration
statement which, in the case of an underwritten public offering pursuant to
Section 4 hereof, shall be on Form S-1 or other form of general applicability;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                  (c) furnish to each seller such number of copies of the registration statement and the prospectus included therein, including each prospectus subject to completion, as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

                  (d) immediately notify each seller under such registration statement and each under writer, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  In connection with each registration hereunder, the selling holders of Restricted Stock will furnish to GTS in writing such information with respect to themselves and the proposed distribution by them and execute such documents regarding the Restricted Stock held by the sellers and the intended method of disposition thereof as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

         6. "Market Stand-Off" Agreement. Each holder of Restricted Stock hereby agrees that, during the 180-day period following the effective date of a registration statement of GTS filed under the Securities Act, it shall not, unless otherwise permitted by GTS and such underwriter, sell or otherwise transfer or dispose of, other than to persons who agree to be similarly bound, any Restricted Stock of GTS held by it at any time during such period except Restricted Stock included in such registration. In order to enforce this covenant, GTS may impose stop-transfer instructions with respect to the Restricted Stock of each holder of Restricted Stock and the shares or securities of every other person subject to the foregoing restriction until the end of such period.

         7. Expenses. All expenses incurred by GTS in complying with Sections 4 or 5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for GTS, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of issuance, but excluding any Selling Expenses, are herein called "Registration Expenses." All underwriting discounts and selling commissions and their professional fees, if any applicable to the sale of Restricted Stock are herein called "Selling Expenses."

                  GTS will pay all Registration Expenses in connection with each registration statement filed pursuant to Sections 4 or 5. All Selling Expenses in connection with any registration statement filed pursuant to Sections 4 or 5 hereof shall be borne by the participating sellers

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         8.       Indemnification and Contribution.

                  (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4 or 5 hereof, GTS will indemnify and hold harmless each seller and underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) result from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4 or 5 hereof, any prospectus subject to completion or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that GTS will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

                  (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4 or 5 hereof, each seller of such Restricted Stock thereunder will indemnify and hold harmless GTS and each person, if any, who controls GTS within the meaning of the Securities Act, each officer of GTS who signs the registration statement, each director of GTS and each underwriter and any controlling person thereof from any and all losses, claims, damages or liabilities, joint or several, to which GTS or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) result from any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4 or 5 hereof, any prospectus subject to completion or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse GTS and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; and provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to GTS by such seller specifically for use in such registration statement or prospectus; provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commence ment of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent of any damages resulting from such


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omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) In order to provide for just and equitable contribution in circumstances in which the benefits of the indemnity agreements provided for in the preceding subsections of this Section 9 are for any reason held to be unavailable to the underwriters, GTS or each seller of Restricted Stock, then GTS will contribute to the damages paid by the several underwriters or each seller of Restricted Stock, the underwriters will contribute to the damages paid by GTS or each seller of the Restricted Stock, as the case may be, and each seller of Restricted Stock will contribute to the damages paid by the underwriters or GTS, as the case may be; provided that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Restricted Stock taking into account the portion of the proceeds of the offering realized by each, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. GTS, the underwriters and each seller of Restricted Stock agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation, even if the underwriters were treated as one entity for such purpose. No underwriter or person controlling such underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the stock purchased by such underwriter under the underwriting agreement, less the aggregate amount of any damages which such underwriter and its controlling persons have otherwise been required to pay in respect of the same or any substantially similar claim. The underwriters' obligations to contribute shall be several in proportion to their respective underwriting obligations and not joint. For purpose of this Section 9, each person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter; each director of GTS, each officer of GTS who signed the registration statement, and each person who controls each seller of Restricted Stock within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as each seller of Restricted Stock.

         9. Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

         10. Representations, Warranties and Covenants of GTS. GTS represents and warrants to the Investors as follows:

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                  (a) The execution, delivery and performance of this Agreement by GTS have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of GTS, or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, or conflict with, result in a breach of or constitute, with due notice or lapse of time or both, a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of GTS.

                  (b) This Agreement has been duly executed and delivered by GTS and constitutes the legal, valid and binding obligation of GTS, enforceable in accordance with its term, except as enforcement of this Agreement may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and that the remedy of specific performance is subject to the discretion of the court before which proceedings therefore are brought and except as enforceability of any indemnification provision may be limited under federal and state securities laws.

                  (c) With a view to making available to the holders of Restricted Stock the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of GTS to the public without registration or pursuant to a registration on Form S-3, GTS agrees to:

                           (i)      make and keep public information available,
as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                           (ii)     take such reasonable action as is necessary
to enable the holders of Restricted Stock to utilize Form S-3 for the sale of their Restricted Stock;

                           (iii) file with the Commission in a timely manner all
reports and other documents required of GTS under the Securities Act and the Exchange Act; and

                           (iv) furnish to any holder, so long as such holder
owns any Restricted Stock, forthwith upon request: (a) a written statement by GTS that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 at any time after it so qualifies,
(b) a copy of the most recent annual or quarterly report of GTS and such other reports and documents so filed by GTS and (c) such other information as may be reasonably requested in availing any holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

         11.      Amendments and Waivers.

                  (a) Except with respect to the provisions of Sections 4 or 5 hereof, changes in or additions to any provision of this Agreement may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived, either generally or in a particular instance and either retroactively or prospectively, upon written consent of GTS and the holders of not less than a majority of the Restricted Stock.

                  (b) No consent shall be required from any party to this Agreement that no longer holds any Restricted Stock.

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         12.      Miscellaneous.

                  (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, provided that upon a transfer of shares of Restricted Stock, the transferee shall send GTS written notice setting forth its address and its agreement to be bound by the terms of this Agreement. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Stock.

                  (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

                           (i)      if to GTS, at its offices at 10 Stow Road,
Suite 200, Marlton, New Jersey 08053; Attention:  President;

                           (ii)     if to the Agent, at its offices at Four
Falls Corporate Center, West Conshohocken, PA 19428;

                           (iii) if to the Investors, at their respective
addresses set forth on the signatures pages hereto; and

                           (iv)     if to any subsequent holder of Restricted
Stock, at such address as may have been furnished to GTS in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to GTS in the case of a holder of Restricted Stock or to the holders of Restricted Stock in the case of GTS.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (e) If this Agreement shall conflict in any way with all or any portion of any other agreement or instrument to which any party hereto is a party, this Agreement shall supersede such conflicting agreement or instrument or portion thereof.

                  (f) Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any portion of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.


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         IN WITNESS WHEREOF, GTS, the Agent and the Investors have executed this
Agreement as of the date first above written.

GLOBAL TELECOMMUNICATION                     INVESTOR (INDIVIDUAL)
   SOLUTIONS, INC.


By:______________________________            __________________________
     Randy Cherkas, President                (Signature)


                                             ___________________________
                                             (Name - Please Print)

                                             ___________________________
                                             (Address)

                                             ___________________________
                                             (Social Security Number)


PENNSYLVANIA MERCHANT GROUP                  INVESTOR (ENTITY)


By:____________________________              ____________________________
                                             (Name - Please Print)

                                             ___________________________
                                             (Address)

                                             ___________________________
                                             (Tax Identification Number)


                                             By:_________________________

                                             Name:_______________________

                                             Title:______________________

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